EXHIBIT NO. 99.(i)2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 110 to the Registration Statement (File Nos. 2-50409 and 811-2464) (the “Registration Statement”) of MFS Series Trust IX (the “Trust”), of my opinion dated February 27, 2018, appearing in Post-Effective Amendment No. 102 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 2018.

SUSAN A. PEREIRA
Susan A. Pereira
Vice President and Assistant General Counsel

Boston, Massachusetts
February 27, 2020